Exhibit 10.25

VERRA MOBILITY CORPORATION

NOTICE OF GRANT OF STOCK OPTION

(For U.K. Participants)

Verra Mobility Corporation, a Delaware corporation (the “Company”) has granted to the Participant an option (the “Option”) to purchase certain shares of Stock pursuant to the Verra Mobility Corporation 2018 Equity Incentive Plan (the “Plan”), as follows:

Participant:	Employee ID:
Date of Grant:
Number of Option Shares:	, subject to adjustment as provided by the Option Agreement.
Exercise Price:	US$
Vesting Start Date:
Option Expiration Date:	The tenth anniversary of the Date of Grant.
US Tax Status of Option:	Nonstatutory Stock Option.
Vested Shares:

Except as provided in the Option Agreement and provided the Participant’s Service has not terminated prior to the applicable date, the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the Number of Option Shares by the “Vested Ratio” determined as of such date, as follows:

		Vested Ratio
	Prior to first anniversary of Vesting Start Date	0
	On first anniversary of Vesting Start Date (the “Initial Vesting Date”)	25%
	On 2nd anniversary of Vesting Start Date	25%
	On 3rd anniversary of Vesting Start Date	25%
	On 4th anniversary of Vesting Start Date	25%
Superseding Agreement:	[None]

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Option is governed by this Grant Notice and by the provisions of the Option Agreement and the Plan, both of which are made a part of this document, and by the Superseding Agreement, if any.  The Participant acknowledges that copies of the Plan, the Option Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice.  The Participant represents that the Participant has read and is familiar with the provisions of the Option Agreement and the Plan, and hereby accepts the Option subject to all of their terms and conditions.

VERRA MOBILITY CORPORATION	PARTICIPANT

By:
[officer name]	Signature

[officer title]
Date
Address:
Address

ATTACHMENTS:	2018 Equity Incentive Plan, as amended to the Date of Grant; Stock Option Agreement, Exercise Notice and Plan Prospectus

VERRA MOBILITY CORPORATION

STOCK OPTION AGREEMENT

(For U.K. Participants)

Verra Mobility Corporation, a Delaware corporation (the “Company”) has granted to the Participant named in the Notice of Grant of Stock Option (the “Grant Notice”) to which this Stock Option Agreement (the “Option Agreement”) is attached an option (the “Option”) to purchase certain shares of Stock upon the terms and conditions set forth in the Grant Notice and this Option Agreement.  The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Verra Mobility Corporation 2018 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference.  By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, the Grant Notice, this Option Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Option (the “Plan Prospectus”), (b) accepts the Option subject to all of the terms and conditions of the Grant Notice, this Option Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Option Agreement or the Plan.

1.Definitions and Construction.

1.1Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.U.S. Tax Status of Option.

For US tax purposes, to the extent applicable, this Option is intended to be a Nonstatutory Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.

3.Administration.

All questions of interpretation concerning the Grant Notice, this Option Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Option shall be determined by the Committee.  All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Option, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Option or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Option.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

4.Exercise of the Option.

4.1Right to Exercise.  Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Vested Shares less the number of shares previously acquired upon exercise of the Option.  In no event shall the Option be exercisable for more shares than the Number of Option Shares, as adjusted pursuant to Section 9.

4.2Method of Exercise.  Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company.  An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company).  In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company).  Each Exercise Notice, whether electronic or written, must state the Participant’s election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement.  Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 6 and must be accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased.  The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Exercise Price.

4.3Payment of Exercise Price.

(a)Forms of Consideration Authorized.  Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Company and subject to the limitations contained in Section 4.3(b), by means of (1) a Cashless Exercise, (2) a Net-Exercise, or (3) a Stock Tender Exercise; or (iii) by any combination of the foregoing.

(b)Limitations on Forms of Consideration.  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedure providing for payment of the Exercise Price through any of the means described below, including with respect to the Participant notwithstanding that such program or procedures may be available to others.

(i)Cashless Exercise.  A “Cashless Exercise” means the delivery of a properly executed Exercise Notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to shares of Stock acquired upon the exercise of the Option in an amount not less than the aggregate Exercise Price for such shares (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).

(ii)Net-Exercise.  A “Net-Exercise” means the delivery of a properly executed Exercise Notice electing a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to the Participant upon the exercise of the Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate Exercise Price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate Exercise Price not satisfied by such reduction in the number of whole shares to be issued.  Following a Net-Exercise, the number of shares remaining subject to the Option, if any, shall be reduced by the sum of (1) the net number of shares issued to the Participant upon such exercise, and (2) the number of shares deducted by the Company for payment of the aggregate Exercise Price.

(iii)Stock Tender Exercise.  A “Stock Tender Exercise” means the delivery of a properly executed Exercise Notice accompanied by (1) the Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock having a Fair Market Value that does not exceed the aggregate Exercise Price for the shares with respect to which the Option is exercised, and (2) the Participant’s payment to the Company in cash of the remaining balance of such aggregate Exercise Price not satisfied by such shares’ Fair Market Value.  A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.  If required by the Company, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

4.4Tax Withholding.

(a)In General.  At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax (including any social insurance or National Insurance Contributions) withholding obligations of the Participating Company Group, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the grant, vesting or exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon exercise of the Option (“Tax Obligations”).  The Option is not exercisable unless the Tax Obligations of the Participating Company Group are satisfied.  Accordingly, the Company shall have no obligation to deliver shares of Stock until the Tax Obligations of the Participating Company Group have been satisfied by the Participant. The Participant acknowledges that the ultimate liability for all Tax Obligations legally due by the Participant is and remains the Participant’s responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option and (b) does not commit to structure the terms of the grant or any other aspect of the Option to reduce or eliminate the Participant’s liability for Tax Obligations.  The Company shall have no obligation to deliver shares of Stock until the Tax Obligations of the Participating Company Group have been satisfied by the Participant.

(b)Withholding in Shares.  The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s Tax Obligations upon exercise of the Option by deducting from the shares of Stock otherwise issuable to the Participant upon such exercise a number of whole shares having a fair market value, as determined by the Company as of the date of exercise, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates if required to avoid liability classification of the Option under generally accepted accounting principles in the United States.

4.5Beneficial Ownership of Shares; Certificate Registration.  The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the exercise of the Option.  Except as provided by the preceding sentence, a certificate for the shares as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

4.6Restrictions on Grant of the Option and Issuance of Shares.  The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  THE PARTICIPANT IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.  ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

4.7Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise of the Option.

5.Nontransferability of the Option.

During the lifetime of the Participant, the Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative.  The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  Following the death of the Participant, the Option, to the extent provided in Section 7, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

6.Termination of the Option.

The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Option Expiration Date, (b) the close of business on the last date for exercising the Option following termination of the Participant’s Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.

7.Effect of Termination of Service.

7.1Option Exercisability.  The Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate.

(a)Disability.  If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b)Death.  If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.  The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(c)Termination for Cause.  Notwithstanding any other provision of this Option Agreement to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(d)Other Termination of Service.  If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for Vested Shares by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

7.2Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, other than termination of the Participant’s Service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until the later of (a) thirty (30) days after the date such exercise first would no longer be prevented by such provisions, or (b) the end of the applicable time period under Section 7.1, but in any event no later than the Option Expiration Date.

8.Effect of Change in Control.

In the event of a Change in Control, the Option shall be treated as set forth in Section 13 of the Plan.

9.Adjustments for Changes in Capital Structure.

The Option shall be subject to and treated as set forth in Section 4.3 of the Plan.

10.Rights as a Stockholder.

The Participant shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9.

11.Service Conditions.

In accepting the Option, the Participant acknowledges and agrees that:

(a)Any notice period mandated under applicable law shall not be treated as Service for the purpose of determining the vesting of the Option; and the Participant’s right to vesting of shares in settlement of the Option after termination of Service, if any, will be measured by the date of termination of the Participant’s active Service and will not be extended by any notice period mandated under applicable law.  Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(b)The Plan is established voluntarily by the Company.  It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Option Agreement.

(c)The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past.

(d)All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company.

(e)The Participant’s participation in the Plan shall not create a right to further Service with the Company or another Participating Company and shall not interfere with the ability of with the Company or another Participating Company to terminate the Participant’s Service at any time, with or without cause, subject to applicable law.

(f)The Participant is voluntarily participating in the Plan.

(g)The Option is an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to the Company or any Participating Company, and which is outside the scope of the Participant’s employment contract, if any.

(h)The Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service Options, pension or retirement benefits or similar payments.

(i)In the event that the Participant is not an employee of a Participating Company, the Option grant will not be interpreted to form an employment contract or relationship with a Participating Company.

(j)The future value of the underlying shares is unknown and cannot be predicted with certainty.  The value of the shares may increase or decrease.

(k)No claim or entitlement to compensation or damages arises from termination of the Option or diminution in value of the Option or shares and the Participant irrevocably releases Participating Company Group from any such claim that may arise.  If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Option Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.

12.Data Privacy.

(a)Data Collected and Purposes of Collection.  The Participant understands that the Company, acting as controller, as well as the employing Participating Company, will process, to the extent permissible under applicable law, certain personal information about the Participant, including name, home address and telephone number, information necessary to process the Options (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, details of all Options granted, canceled, vested, unvested or outstanding in the Participant’s favor, and where applicable service termination date and reason for termination, any capital shares or directorships held in the Company (where needed for legal or tax compliance), and any other information necessary to process mandatory tax withholding and reporting (all such personal information is referred to as “Data”).  The Data is collected from the Participant, any Parents or Subsidiaries, and from the Company or other Subsidiary companies, for the purpose of implementing, administering and managing this Option Agreement pursuant to its terms.  The legal bases (that is, the legal justification) for processing the Data is that it is necessary to perform, administer and manage this Option Agreement and in Company’s legitimate interests, which means the Company is using the relevant Data to conduct and develop its business activities, subject to the Participant’s interest and fundamental rights. The Data must be provided in order for the Participant to participate in this Option Agreement and for the parties to this Option Agreement to perform their respective obligations thereunder.  If the Participant does not provide Data, he or she will not be able to participate in and become a party to this Option Agreement.

(b)Transfers and Retention of Data.  The Participant understands that the Data will be transferred to and among Company and Company’s other subsidiaries or affiliates (including any Parents or Subsidiaries), as well as service providers (such as stock administration providers, brokers, transfer agents, accounting firms, payroll processing firms or tax firms), for the purposes explained above.  The Participant understands that the recipients of the Data may be located in the United States and in other jurisdictions outside of the European Economic Area where we or our service providers have operations.  The United States and some of these other jurisdictions have not been found by the European Commission to have adequate data protection safeguards. If Company or its affiliates or subsidiaries transfer Data outside of the European Economic Area, we will take steps as required and recognized by the European Commission to provide adequate safeguards for the transferred Data, such as the European Commission approved standard contractual clauses or certification schemes, such as the EU-US Privacy Shield. The Participant has a right to obtain details of the mechanism(s) under which the Participant’s Data is transferred outside of the European Economic Area, or the United Kingdom, which the Participant may exercise by contacting privacy@verramobility.com.

(c)The Participant’s Rights in Respect of Data.  The Participant has the right to access the Participant’s Data being processed by the Company as well as understand why Company is processing such Data.  Additionally, subject to applicable law, the Participant is entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified).  Further, subject to applicable law, the Participant may be entitled to the following rights in regard to his or her Data:  (i) to object to the processing of Data; (ii) to have his or her Data erased, under certain circumstances, such as where it is no longer necessary in relation to the purposes for which it was processed; (iii) to restrict the processing of the Participant’s Data so that it is stored but not actively processed (e.g., while the Company assesses whether the Participant is entitled to have Data erased) under certain circumstances; (iv) to port a copy of the Data provided pursuant to this Option Agreement or generated by the Participant, in a common machine-readable format; (v) to withdraw the Participant’s consent to Company’s processing of Data; and (vi) to obtain a copy of the appropriate safeguards under which Data is transferred to a third country or international organization. To exercise his or her rights, the Participant may contact the local human resources representative. The Participant may also contact the relevant data protection supervisory authority, as he or she has the right to lodge a complaint.

13.Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Participant in order to carry out the provisions of this Section.  Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

14.Non-Qualified Grants.

The Option is not intended to be tax-qualified or tax preferred under current tax rules and regulations in the United Kingdom.

15.Tax Consultation.

The Participant understands that he or she may suffer adverse tax consequences as a result of the Participant’s acquisition or disposition of the shares. The Participant represents that he or she will consult with any tax advisors that the Participant deems appropriate in connection with the acquisition or disposition of the shares and that the Participant is not relying on the Company or any Participating Company for any tax advice.

16.UK Securities Law Information.

The grant of the Options is exempt from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in the United Kingdom. This Option Agreement is not an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with this Option Agreement.  This Option Agreement and the Option are exclusively available in the UK to bona fide employees and former employees of the Company or its Affiliate.

17.Prohibition Against Insider Dealing.

The Participant should be aware of: (a) the insider dealing rules of the Regulation (EU) No 596/2014 of the European Parliament and Council (Market Abuse Regulation) which apply in the UK; and (b) the UK's insider dealing rules under the Criminal Justice Act 1993; each of which may affect transactions under the Plan such as the acquisition or sale of shares acquired under the Plan, if the Participant has inside information regarding the Company.  If the Participant is uncertain whether the insider dealing rules apply, the Company recommends that the Participant consults with a legal advisor.  The Company cannot be held liable if the

Participant violates the UK's insider dealing rules.  The Participant is responsible for ensuring his or her compliance with these rules.

18.Miscellaneous Provisions.

18.1Termination or Amendment.  The Committee may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Option or any unexercised portion thereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation.  No amendment or addition to this Option Agreement shall be effective unless in writing.

18.2Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Option Agreement.

18.3Binding Effect.  This Option Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

18.4Delivery of Documents and Notices.  Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)Description of Electronic Delivery and Signature.  The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Option Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically.  In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice and Exercise Notice called for by Section 4.2 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.  Any and all such documents and notices may be electronically signed.

(b)Consent to Electronic Delivery and Signature.  The Participant acknowledges that the Participant has read Section 18.4(a) of this Option Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice and Exercise Notice, as described in Section 18.4(a).  The Participant agrees that any and all such documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility.  The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, the Participant understands that the Participant must provide the Company or any designated third-party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Participant may revoke his or her consent to the electronic delivery of documents described in Section 18.4(a) or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 18.4(a).

18.5Integrated Agreement.  The Grant Notice, this Option Agreement and the Plan, together with the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter.  To the extent contemplated herein, the provisions of the Grant Notice, the Option Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.

18.6Applicable Law.  This Option Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

18.7Counterparts.  The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.